Exhibit 14
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference into the Proxy Statement and Prospectus (the Proxy/Prospectus) constituting part of this Registration Statement on Form N-14 (the Registration Statement) of Fidelity New York Municipal Trust: Fidelity New York Municipal Income Fund, of our report dated March 3, 1997 on the financial statements and financial highlights included in the January 31, 1997 Annual Report to Shareholders of Fidelity New York Municipal Trust:
Fidelity New York Municipal Income Fund.
We also consent to the incorporation by reference in the Registration Statement of our reports dated March 3, 1997 on the financial statements and financial highlights included in the January 31, 1997 Annual Reports to Shareholders of Fidelity New York Municipal Trust:
Spartan New York Municipal Income Fund, Spartan New York Intermediate Municipal Income Fund, and Fidelity New York Insured Municipal Income Fund.
We consent to the references to our Firm under the headings "Experts" and "Financial Highlights" in the Proxy/Prospectus and to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Auditor" in the Statements of Additional Information for Fidelity New York Municipal Trust: Fidelity New York Municipal Income Fund, Spartan New York Municipal Income Fund, Spartan New York Intermediate Municipal Income Fund, and Fidelity New York Insured Municipal Income Fund, which are also incorporated by reference into the Proxy/Prospectus.
/s/Price Waterhouse LLP
Price Waterhouse LLP
Boston, Massachusetts
August 25, 1997